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                                                                    EXHIBIT 23.1


                         Independent Auditors' Consent


The Board of Directors
Third Wave Technologies, Inc.


We consent to the references to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated October 20, 2000 (except for Note 3 as to which the date is December 27, 2000) in the Registration Statement (Form S-1) and related Prospectus of Third Wave Technologies, Inc. dated January 8, 2001.

                                       /s/ Ernst & Young LLP

Milwaukee, Wisconsin
January 5, 2001